Exhibit 99.1

NEWS RELEASE
ENSCO INTERNATIONAL INCORPORATED

500 North Akard Street • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO REPORTS THIRD QUARTER 2003 RESULTS

Dallas, Texas, October 21, 2003.... ENSCO International Incorporated (NYSE: ESV) reported net income of $27.8 million ($0.19 per diluted share) on revenues of $199.6 million for the three months ended September 30, 2003, compared to net income of $30.5 million ($0.21 per diluted share) on revenues of $179.2 million for the three months ended September 30, 2002. Excluding results of the Company's marine transportation vessels that were sold in April 2003, ENSCO's income from continuing operations was $27.7 million ($0.18 per diluted share) in the third quarter of 2003 compared to $29.0 million ($0.20 per diluted share) for the three months ended September 30, 2002.

ENSCO's net income for the first nine months of 2003 was $81.8 million ($0.55 per diluted share) on revenues of $591.6 million, compared to net income of $70.0 million ($0.50 per diluted share) on revenues of $455.3 million for the prior year's first nine month period. Income from continuing operations was $80.8 million ($0.54 per diluted share) for the first nine months of 2003 compared to $66.4 million ($0.48 per diluted share) for the first nine months of 2002.

The average day rate for ENSCO's jackup rig fleet was $47,800 for the third quarter of 2003, little changed from the $48,000 average day rate in the year earlier quarter. Utilization for the Company's jackup fleet increased to 88% in the most recent quarter, up from 83% in the third quarter of 2002. Excluding rigs in a shipyard for regulatory inspection or enhancement work, jackup utilization was 94% in the most recent quarter, compared to 91% in the year earlier period.

Carl Thorne, Chairman and Chief Executive Officer of ENSCO, commented on the Company's current markets and outlook: "We have seen steady improvement in Gulf of Mexico day rates, most notably for the larger, more capable jackup rigs. As cautioned in our July earnings release, North Sea day rates have softened, and little improvement is anticipated until 2004. We are currently experiencing a lull in Asia Pacific activity as 2003 programs are being completed. Four Asia Pacific jackup rigs are currently between contracts, and will undergo minor shipyard remedial and/or contract preparation work. A fifth rig will enter a shipyard during the fourth quarter. Two of these rigs are scheduled to commence new term contracts later this year upon completion of that work. We continue to anticipate Asia Pacific activity levels to be fairly robust in 2004.

"Our fleet renewal program continues. In North America, ENSCO 82 remains in a shipyard for a major upgrade, with expected completion in mid-November of this year. We expect the rig to be contractually committed upon completion of the upgrade project. ENSCO 68 is scheduled to enter a shipyard for major enhancement before year-end, and ENSCO 67 is scheduled to follow in early March of 2004. With regard to more limited projects, ENSCO 60 remains in a shipyard until mid-December, and ENSCO 55 is scheduled to follow for an estimated three month stay. As indicated above, we will soon have five Asia Pacific rigs in shipyards. ENSCO 50 entered a shipyard in September, ENSCO 53 in October, and ENSCO 54 will follow in November. The three rigs are scheduled for delivery in December or early January, and are bid on a number of term contracts commencing in the first quarter of 2004. ENSCO 97 and ENSCO 94 are also undergoing minor shipyard work in preparation for term contracts which commence in November and December, respectively.

"We expect the improved market conditions in the Gulf of Mexico to be offset by softness in the North Sea and Asia Pacific and, when also considering scheduled shipyard downtime, we anticipate fourth quarter 2003 results to be approximately the same as third quarter results."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations or predictions of the future are forward-looking statements. Such forward-looking statements include references to any trends in day rates or utilization, future utilization for our rigs, the number of our rigs that will be in a shipyard, market trends or conditions and our fourth quarter 2003 earnings expectation. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. The factors that could cause actual results to differ materially from those in the forward-looking statements include the following: (i) industry conditions and competition, (ii) cyclical nature of the industry, (iii) worldwide expenditures for oil and gas drilling, (iv) operational risks and insurance, (v) risks associated with operating in foreign jurisdictions, (vi) environmental or other liabilities which may arise in the future which are not covered by insurance or indemnity, (vii) the impact of current and future laws and government regulation, as well as repeal or modification of same, affecting the oil and gas industry in general and the Company's operations in particular, (viii) renegotiation, nullification, or breach of contracts with customers or other parties, (ix) changes in the dates the Company's rigs undergoing shipyard work or enhancement will enter a shipyard or return to service, (x) political and economic uncertainty in Venezuela and elsewhere, and (xi) the risks described from time to time in the Company's SEC filings. Copies of such filings may be obtained at no charge by contacting the Company's investor relations department at 214-397-3045 or the investor relations section of the Company's website at http://www.enscous.com.

All information in this press release is as of October 21, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or reflect changes in the Company's expectations.

ENSCO, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc 214-397-3011

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ENSCO will conduct a publicly accessible conference call at 10:00 a.m. Central Daylight Time on Tuesday, October 21, 2003, to discuss its third quarter results. The call will be broadcast live over the Internet at www.enscous.com. Parties may also listen to the call by dialing 913.981.5558. It is recommended that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available on ENSCO's web site www.enscous.com or, by phone at 719.457.0820 (access number 315129) starting today at 1:00 pm CDT until midnight October 22, 2003.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2003		2002		2003		2002

OPERATING REVENUES	$199.6		$179.2		$591.6		$455.3

OPERATING EXPENSES
Contract drilling	114.7		93.5		337.0		246.4
Depreciation and amortization	33.7		29.9		100.6		84.6
General and administrative	5.2		4.8		15.9		13.8

	153.6		128.2		453.5		344.8

OPERATING INCOME	46.0		51.0		138.1		110.5

OTHER INCOME (EXPENSE)
Interest income	0.9		1.1		2.5		4.2
Interest expense, net	(8.9)		(7.7)		(27.2)		(23.6)
Other, net	0.8		(1.8)		(0.4)		6.4

	(7.2)		(8.4)		(25.1)		(13.0)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	38.8		42.6		113.0		97.5

PROVISION FOR INCOME TAXES	11.1		13.6		32.2		31.1

INCOME FROM CONTINUING OPERATIONS	27.7		29.0		80.8		66.4

DISCONTINUED OPERATIONS	0.1		1.5		1.0		3.6

NET INCOME	$ 27.8		$ 30.5		$ 81.8		$ 70.0

EARNINGS PER SHARE - BASIC
Continuing operations	$ 0.1	8	$ 0.2	0	$ 0.5	4	$ 0.4	8
Discontinued operations	0.0	1	0.0	1	0.0	1	0.0	3

	$ 0.1	9	$ 0.2	1	$ 0.5	5	$ 0.5	1

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 0.1	8	$ 0.2	0	$ 0.5	4	$ 0.4	8
Discontinued operations	0.0	1	0.0	1	0.0	1	0.0	2

	$ 0.1	9	$ 0.2	1	$ 0.5	5	$ 0.5	0

AVERAGE COMMON SHARES OUTSTANDING
Basic	149.8		143.6		149.5		137.9
Diluted	150.2		144.3		150.0		138.7

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	September 30,	December 31,
	2003	2002

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 326.9	$ 147.1
Short-term investments	--	38.4
Accounts receivable, net	164.4	162.8
Prepaid expenses and other	41.0	39.2

Total current assets	532.3	387.5

PROPERTY AND EQUIPMENT, NET	2,225.2	2,258.0

GOODWILL	341.6	350.2

OTHER ASSETS, NET	74.2	65.8

	$3,173.3	$3,061.5

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 198.7	$ 176.8
Current maturities of long-term debt	23.0	21.5

Total current liabilities	221.7	198.3

LONG-TERM DEBT	558.4	547.5

DEFERRED INCOME TAXES	325.8	332.3

OTHER LIABILITIES	16.9	16.4

STOCKHOLDERS' EQUITY	2,050.5	1,967.0

	$3,173.3	$3,061.5

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions)

	Nine Months Ended September 30,
	2003	2002

OPERATING ACTIVITIES
Net income	$ 81.8	$ 70.0
Adjustments to reconcile net income to net cash provided
by operating activities of continuing operations:
Depreciation and amortization	100.6	84.6
Deferred income tax provision	26.2	22.0
Discontinued operations	(1.0)	(3.6)
Changes in working capital and other	1.5	(23.3)

Net cash provided by operating activities of continuing operations	209.1	149.7

INVESTING ACTIVITIES
Additions to property and equipment	(141.3)	(156.7)
Net proceeds from sale of discontinued operations	78.8	--
Net cash used in Chiles acquisition	--	(99.9)
Proceeds from disposition of assets	2.2	24.4
Sale of investments	38.4	22.0
Investment in joint venture	(11.7)	--

Net cash used in investing activities of continuing operations	(33.6)	(210.2)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	26.7	--
Reduction of long-term borrowings	(14.5)	(57.3)
Cash dividends paid	(11.3)	(10.5)
Proceeds from exercise of stock options	7.7	17.3
Other	(0.7)	(2.4)

Net cash provided by (used in) financing activities of continuing operations	7.9	(52.9)

NET CASH USED IN DISCONTINUED OPERATIONS	(3.6)	(2.4)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	179.8	(115.8)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	147.1	278.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$326.9	$163.0

ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS

			Second
	Third Quarter		Quarter
	2003	2002	2003

Contract drilling
Average day rates
Jackup rigs
North America	$ 31,987	$ 30,542	$ 27,798
Europe	61,025	78,507	69,786
Asia Pacific	62,989	59,029	62,791
South America	90,040	75,771	86,104

Total jackup rigs	47,803	47,993	46,911
Semisubmersible rig - N. America	189,433	187,048	188,346
Barge rigs
Asia Pacific	41,923	41,750	40,239
South America	42,569	38,120	41,368

Total barge rigs	42,246	38,658	40,816
Platform rigs - North America	25,846	26,688	26,408

Total	$ 50,118	$ 50,290	$ 48,980

Utilization
Jackup rigs
North America	86%	87%	89%
Europe	91%	79%	95%
Asia Pacific	88%	76%	82%
South America	98%	100%	98%

Total jackup rigs	88%	83%	88%
Semisubmersible rig - N. America	95%	100%	100%
Barge rigs
Asia Pacific	100%	100%	96%
South America	17%	15%	17%

Total barge rigs	29%	21%	28%
Platform rigs - North America	40%	60%	40%

Total	76%	73%	77%